STEBEN ALTERNATIVE INVESTMENT FUNDS AMENDED
INVESTMENT ADVISORY AGREEMENT

      This AGREEMENT is made and entered into as of January 13, 2016 by and between Steben Alternative Investment Funds, a Delaware statutory trust (the "Trust"), and Steben & Company, Inc., a Maryland corporation (the  "Advisor").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company, with multiple series, under the Investment Company Act of 1940, as amended (the "1940 Act");  and

      WHEREAS, the Advisor is registered with the SEC as an investment advisor under the Investment  Advisers Act of  1940, as amended; and

      WHEREAS, the Trust has retained the Advisor pursuant to an Investment Advisory Agreement dated March 25, 2014, to render investment management services to the series of the Trust set forth in Exhibit A, as may be amended from time to time (each, a "Fund" and together, the "Funds"); and

      WHEREAS, the Trust and the Adviser are amending that  Investment  Advisory Agreement in the manner and on the terms and conditions hereinafter set forth in this Amended Investment  Advisory  Agreement  ("Agreement"); and

      WHEREAS, the Advisor is willing to render such services  and/or  engage  others  to render such services to the  Funds;

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed by the parties as   follows:

       1.  Appointment.  The  Trust  hereby  appoints  the  Advisor  to  act  as   investment advisor to the Funds and to provide investment advisory services to such Funds, subject to the supervision of the Fund's Board of Trustees (the "Board"), for the period and on the terms and conditions set forth in this Agreement. The Advisor accepts such  appointment  and  agrees  to render the services and to assume the obligations set forth in this Agreement commencing on its effective date for the compensation  herein  provided.

2. Responsibilities  of the Advisor.

      (a) The Advisor, or an affiliate of the Advisor ("Advisor Affiliate"), to the extent permitted by applicable laws, rules and regulatory interpretations, hereby undertakes and agrees, upon the terms and conditions herein set forth, subject to the supervision of the  Board, either directly or indirectly through one or more Subadvisors (as that term is defined in paragraph 4 below):

            (i) to make investment decisions and provide a program of continuous investment management for each of the Funds; prepare, obtain, evaluate, and make available to

     Steben Alternative Investment Funds Amended  Investment Advisory  Agreement

each Fund research and statistical data in connection therewith; obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; engage in or supervise the selection, acquisition, retention, and sale of investments, securities, and/or cash; engage in or supervise the selection, acquisition, retention, and sale of unregistered  investment  funds  and/or  other investment vehicles; select brokers or dealers to execute transactions; and  all  of  the aforementioned shall be done in material accordance with each Fund's investment objective, policies, and limitations as stated in the prospectus and statement  of additional  information  for each Fund, which is part of the Trust's registration statement filed with the SEC on Form N-1 A under the 1940 Act (the "Registration Statement"), as amended or supplemented from time to time, and in accordance with guidelines and directions  from the  Board  and any applicable laws and regulations;

             (ii) invest and reinvest the assets of each Fund by selecting the securities, and other financial instruments of United States and foreign entities, including, without limitation, capital stock; shares of beneficial interest; partnership interests and similar financial instruments; currencies; equity and other derivative products,  including,  without  limitation,  (i) futures contracts relating to stock indices, currencies, United  States Government  securities and  securities of foreign governments, other financial instruments and all other commodities,  (ii)  exchange- traded funds, equity index swaps, currency forward contracts and forward rate agreements,
(iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; mutual funds; money market funds; obligations of the United States or any state or jurisdiction thereof, foreign governments and  instrumentalities  of  any  of  them;  commercial paper; certificates of deposit; bankers' acceptances; choses in action; trust receipts; and any other obligations and instruments or evidences of indebtedness of  whatever  kind  or  nature;  in each case, of any person, corporation, government or other entity whatsoever, whether or not publicl y traded or readily marketable, that are allowable under the 1940 Act or any rules, regulations of written guidance thereunder;

            (iii) to determine the portions of each Fund's portfolio to  be  invested in securities and other financial instruments or other assets and uninvested or in cash equivalents;

            (iv) to place orders to purchase, sell and/or  exchange  securities  and  other assets for each Fund;

            (v) to enter into contracts for or in connection with investments  in  securities and other financial instruments;

            (vi) to vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested in a manner  that  complies  with  the  Trust's proxy voting policies and procedures and, in the good faith judgment of the Advisor, best serves the interests of each Fund's shareholders;

            (vii) subject to the direction and control of the Board, to assist each Fund as it may reasonably request in the conduct of the  Fund's  business,  including  oral  and  written research, analysis, advice, statistical, and economic data, judgments regarding individual investments, general economic conditions and trends, and long-range investment policies;
            (iii)
            (viii) to furnish to or place at the disposal of the Fund information, evaluations, analyses, and opinions formulated or obtained by the Advisor in the discharge of its duties as the Funds may, from time to time, reasonably request, and maintain or cause to be maintained for the Funds all books, records, reports, and any other information required under the 1940 Act, to the extent that such books, records, and reports, and other  information  are  not  maintained  or furnished by the custodian, transfer agent, administrator, sub-administrator, or other agent of the Funds;

            (ix) to furnish to or place at the disposal of the Funds, such office space, telephone,  utilities, and facilities as the Funds may require for its reasonable  needs and to  furnish at the expense of the Advisor clerical services related  to  research,  statistical,  and  investment work;

            (x) to render or make available to the Funds management and administrative assistance in connection with the operation of the Funds that shall include (i) compliance with all reasonable requests of the Funds for information, including information  required  in connection with each Fund's filings with the SEC, other federal and state regulatory organizations, and self- regulatory organizations, and (ii) such other services as the Advisor shall from time to time determine to be necessary or useful to the administration of the Funds;

            (xi) to manage each of the Funds that is intended to qualify as a regulated investment company ("RIC") under Subchapter M of the Code and regulations issued  thereunder so that each Fund so qualifies and will continue to so qualify;

            (xii) to notify promptly in writing the Trust and the Board in the event that the Advisor or any Advisor Affiliate becomes aware that the Advisor is: (1) subject to a statutory disqualification that prevents the Advisor from serving as investment adviser pursuant to this Agreement; (2) the subject of an  investigation,  administrative  proceeding  or enforcement action by the SEC or any other regulatory authority (other than routine examinations conducted in the ordinary-course); or (3) a party to any litigation that may be material  to  one  or  more  of the Funds;

            (xiii) to notify promptly the Trust of any material fact known to the Advisor respecting or relating to the Advisor or the Funds that is not contained in the Trust's Registration Statement, or any amendment or supplement thereto, but that is required to be  disclosed therein, and of any statement contained therein that is or becomes untrue in any material respect;

            (xiv) to provide to the Trust or the Board such information and assurances (including certifications and sub-certifications) as the Trust or the Board may reasonably request from time to time in order to assist the Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of updates to the Funds' Form N- l A and the Funds' Forms N-SARs,  N-CSRs,  N-Qs,  and  N-PX, Rule 24f-2 filings, and fidelity bond filings;

            (xv) to assist as requested in determining the fair value of portfolio securities when market quotations are not readily available (including making knowledgeable  personnel  of the Advisor available for discussions with the Board and/or any fair valuation committee or like
            (iii)
committee appointed by the Board upon reasonable request, obtaining bids and offers or  quotes from broker-dealers or market-makers with respect to securities held by the Funds and providing information (upon request) on valuations the Advisor has determined of securities held by other clients of the Advisor), for the purpose of calculating each Fund's net asset value ("NAV") in accordance with the procedures  and methods established by the Board;   and

             (xvi) to pay the reasonable salaries, fees, and expenses of the Trust's employees (including the Trust's share of any payroll taxes) and any  fees  and  expenses  of  the  Trust's trustees ("Trustees") who are partners,  directors,  trustees,  or  employees  of  or otherwise affiliated with the Advisor; provided, however, that the Trust, and  not the Advisor,  shall  bear travel expenses (or an appropriate portion thereof) of Trustees of the Trust who are partners, directors, trustees, or employees of the Advisor to the extent that such  expenses  relate  to attendance at meetings of the Trust's Board or any committees thereof or Advisors thereto. The Advisor shall not be responsible for any expenses of the Trust other than those  specifically allocated to the Advisor in this Agreement.

       (b) In particular, but without limiting the generality of  the  foregoing,  the  Advisor shall not be responsible, except to the extent of the reasonable compensation of the Trust's employees who are partners, directors, trustees, or employees of the Advisor whose services may be involved, for the following expenses of a Fund: all fees and expenses  directly  related  to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, and enforcing the Fund's rights in respect of such investments; brokerage commissions; interest and fees on any borrowings  by  the  Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or  redemptions  of  Fund  shares  of beneficial interest; taxes and governmental fees (including  tax  preparation  fees);  fees  and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used  in  communicating  information regarding the Fund's transactions among the Advisor and any custodian or other agent engaged by the Fund; bank services fees; expenses of preparing, printing,  and  distributing  copies  of offering memoranda and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to holders of shares of beneficial interest in the  Fund (each a "Shareholder"), and proxy materials; expenses of preparing, printing, and filing reports and other documents with  government  agencies;  expenses  of  Shareholders'  meetings;  expenses of corporate data processing and related services; Shareholder recordkeeping and Shareholder account services, fees, and disbursements; expenses relating to investor and public relations; and extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trustees and officers with respect thereto.

      (c) The Advisor acknowledges and agrees on behalf of  itself  and  its officers, employees and agents that it may receive from shareholders or the Trust non-public personal information, or access to non-public personal information, about  shareholders  who  are "customers" or "consumers" as such terms are defined under Regulation S-P (collectively, "Shareholder Information"). All information, including Shareholder Information, obtained in
      (a)
the course of providing the shareholder services pursuant to this Agreement shall be considered confidential information. The Advisor shall not disclose such  confidential  information  to  any other person or entity or use such confidential information other than to carry out the purposes of this Agreement. The Advisor further agrees to safeguard and maintain the confidentiality and security of Shareholder Information which is obtained pursuant to this  Agreement.  Without limiting the foregoing, the Trust hereby agrees that  Advisor,  its  officers,  employees  or agents may provide confidential information, including Shareholder Information, to any of its affiliates, agents, advisers, service providers or subcontractors engaged by the Advisor, including any Sub advisors (as defined in Section 4 of the Agreement), to extent that such party needs to know such information in connection with performance  by the Advisor  of its duties  and  obligations  under the terms of this  Agreement.

      3. Name  of the  Trust and the Funds.  The Trust and any Fund  may use    the name "Steben" only for so long as this Agreement or  any  extension,  renewal  or  amendment hereof remains   in   effect,   including   any   similar   agreement   with   any   organization that   shall  have succeeded  to the business  of the Advisor.  At  such time  as such an agreement   shall  no longer be in effect, the Trust and/or  a Fund  will  (to the extent that  it lawfully  can) cease  to  use any name derived from Steben & Company, Inc. or any successor organization.

      4. Subadvisors. The Advisor may, at its expense and subject to its supervision, engage one or more persons, including, but not  limited to, subsidiaries  and affiliated  persons  of the Advisor, to render any or all of the investment advisory  services that the Advisor  is  obligated to render under this Agreement, including,  subject to approval  of the Board, a person  or  persons to render investment advisory services including the provision of  a  continuous  investment program and the determination of the composition of the securities and other  assets  of a Fund (each, a "Subadvisor"). Shareholder approval of the appointment of a  Subadvisor  by  the Advisor pursuant to this paragraph is required only to the extent required  by applicable  law,  as may be modified by any exemptive order or other interpretation issued by the SEC or its staff.

      5. Regulatory  Compliance.   In performing  its duties hereunder,  the    Advisor  (and any Subadvisors selected by the Advisor)  shall in all material  respects  comply with   the  1940 Act and all rules and regulations  thereunder,  all  other  applicable  federal  and  state laws and regulations, with any applicable procedures adopted by the Board, and with the provisions of the Registration Statement.

6. Compensation.

      (a) As compensation for the services performed and the facilities and personnel provided by the Advisor pursuant to this Agreement, the Trust will pay the Advisor a fee at the annual rate for each Fund as set forth in Exhibit A. This fee will be computed daily and paid monthly. If the Advisor shall serve hereunder for less than the whole of any month, the fee hereunder shall be payable within 30 days after the end of the date of termination of  this Agreement, as applicable.

      (b) For purposes of this Section 6, the "average daily net assets" of a Fund shall mean the average of the values  placed  on the  Fund's net  assets as of the close of the  Fund's  business (or such other time as a Fund may lawfully elect) on each Fund business day during the calendar
       (a)
month. If the Fund suspends the determination of net  asset value  on one or more business  days, the value of the net assets of the Fund as last determined  shall  be  deemed  to be  the value  of its net assets on each such  day.

7. Portfolio Transactions.

      (a) Subject to any other written instructions of the Board, the Advisor is hereby appointed as the Funds' agent and attorney-in-fact with authority to act in  regard  to  the investment, reinvestment and management of the Funds' assets, including, but not limited to,
(i) the authority to place orders for the execution of such securities transactions with  or through such brokers, dealers or issuers as the Advisor may select; and (ii) the authority  to execute and enter into brokerage contracts, and other trading agreements on behalf of the Funds and perform such functions as it considers reasonable, necessary or convenient in order to carry  out  the purposes of this Agreement; provided that, the Advisor's actions  in  executing  such documents shall comply with federal regulations, all other federal laws applicable to registered investment advisors and the Advisor's duties and obligations  under  this  Agreement  and  the  Funds' governing documents. Notwithstanding anything to the contrary in this Agreement and subject to sub-paragraph (c) below, except as otherwise specified by  notice  from the Funds to the Advisor, the Advisor may place orders for the execution of transactions hereunder with or through any broker, dealer, futures commission merchant, bank or any other agent or counterparty that the Advisor may select in its own  discretion.

      (b) The Advisor may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Advisor may enter into customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Advisor deems desirable or appropriate.

       (c) In executing transactions for the Funds and selecting brokers or  dealers,  the Advisor (either directly or through Subadvisors) shall place orders pursuant to its investment determinations for the Funds directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Trust's Registration Statement and in accordance with any applicable legal requirements. Without limiting the foregoing, the Advisor (or a Subadvisor) shall seek to obtain for the Funds the best execution  available,  considering  all  of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Subject to the appropriate policies and procedures approved by the  Board,  the Advisor (or the Subadvisor) may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), cause a Fund to pay a broker or dealer that provides  brokerage  or research  services to the Advisor  (or the  Subadvisor) an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor (or the Subadvisor) determines, in good faith, that such amount of commission  is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction  or the Advisor's  (or the  Subadvisor' s) overall  responsibilities to the Funds or its other advisory clients. To the extent authorized by Section 28(e)  of  the Securities Exchange Act and the Board, the Advisor (or the Subadvisor) shall not  be  deemed to have acted unlawfully or to have breached any duty  created  by  this Agreement  with  respect  to the Funds or otherwise solely by reason of such action.
       (a)
      (d) To the extent applicable to the Funds and consistent with these standards, in accordance with Section 1 l (a) of the Securities Exchange  Act  and  Rule  1 la2-2(T) thereunder, and subject to any other applicable laws and regulations, the  Advisor  (or  the  Subadvisor)  is further authorized to allocate the orders placed by it on behalf of the Funds to the Advisor (or the Subadvisor) if it is registered as a broker  or dealer with  the  SEC, to its affiliate that  is  registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services  to  the  Funds  or  the  Advisor  (or the Subadvisor). Such allocation shall be in such amounts or proportions as the Advisor (or the Subadvisor) shall determine consistent with the above standards, and, upon request, the Advisor (or the Subadvisor) will report on said allocation regularly to the Board indicating the broker and dealers to which such allocations have been made and the basis therefor.

      8. Exercise   of   Rights.    The  Advisor,  unless  and  until  otherwise  directed    by  the Board, will exercise all  rights  of security holders  with  respect  to  securities held  by  the Funds, including, but not limited to: voting proxies, converting, tendering, exchanging  or redeeming securities;  participating  as a claimant  in class  action  litigation  (including litigation with respect to securities previously  held)  when  provided  notice  of such  litigation,  and exercising rights in the context of a bankruptcy or other reorganization. Notwithstanding this delegation, with respect to securities  issued  by  any  other  investment  vehicle  or fund  in which  the  Funds  may  invest  in the future  and that  is managed  by  the Advisor,  or an Advisor  Affiliate),  the  Funds  will  reserve  the right,  and will  not  delegate responsibility  to the Advisor,  to exercise all right  of security holders with  respect  to  the  securities  held  by  the  Funds,  pursuant to applicable law including the 1940 Act.

      9. Reports. The Advisor (or the Subadvisor)  shall  regularly  report  to the  Board on the investment program of the Funds and the issuers and securities generally represented in the Funds' portfolio, and will furnish the Board such periodic and special reports as the Board may reasonably request.

       10. Not   Exclusive.     Nothing   herein   shall   be   construed   as  prohibiting the  Advisor, Subadvisor, or any director, trustee, partner, employee, or affiliate thereof from providing investment management or advisory services to, or  entering  into  investment management   or advisory   agreements   with,   other  clients  (including   other  registered investment companies), including clients which may from time to time purchase  and/or sell securities of issuers in which the Funds invest, or from utilizing (in providing such services) information furnished to the Advisor by advisors and consultants to the Funds and others (including Subadvisors); provided however,  that the Advisor  will  undertake  no  activities that, in its judgment, will adversel y affect the performance of its obligations under this Agreement.

       11. Conflicts   of  Interest.    Whenever  the  Funds  and  one  or  more  other accounts  or investment companies managed or advised by the Advisor, an Advisor Affiliate, or a Subadvisor have  available  funds  for  investment,  investments  suitable  and  appropriate  for each  shall  be allocated  in  accordance  with  procedures  approved  by  the  Board  and   believed  by the Advisor, Advisor Affiliate or the Subadvisor to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in accordance with procedures approved by the  Board and believed by the Advisor, Advisor Affiliate or the Subadvisor to be equitable. The Funds recognize that in some cases this procedure may  adversely  affect  the  size of the  position that may be acquired or
       3.
disposed of for the Funds. In addition, the Funds acknowledge  that  any  partner,  director,  or trustee of, or persons employed by, the Advisor, an Advisor Affiliate,  or a Subadvisor, who may also be a Shareholder, Trustee, or person employed by, the Funds, to assist in the performance of the Advisor's or the Subadvisor's duties hereunder will not devote his or her full time  to  such service and nothing contained herein shall be deemed to limit or restrict the right of the  Advisor, any Advisor Affiliate or a Subadvisor to engage in and devote time and attention  to  other businesses  or to render services of whatever kind or  nature.

      12. Independent   Contractor.   The  Advisor  shall  for  all  purposes  herein be  deemed to be an independent contractor  and  shall,  unless  otherwise  expressly  provided herein   or authorized  by the Board  from time to time, have no authority  to act for or    represent  the Funds in any way or otherwise be deemed its agent.

       13. Liability. The Advisor shall give the Funds the benefit  of its best judgment and effort in rendering services hereunder. Neither the Advisor nor its partners, officers, directors, employees, affiliates, successors, or other legal representatives shall be subject to any liability for any act or omission, error of judgment, mistake of law, or for any loss suffered  by  any Funds  or the shareholders of the Funds, in the course  of, connected  with,  or arising  out of any services  to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence  on the part of the Advisor in the performance of its duties or by reason of reckless  disregard  on  the part of the Advisor of its obligations and duties under this Agreement. The Advisor may  consult with counsel and accountants in respect of the Funds' affairs  and  shall  not  be  liable  for any action or inaction reasonably taken in accordance with the advice or opinion of such counsel or accountants, provided that such counsel and  accountants  shall  have  been  selected  with reasonable care and diligence. Any person, even though also employed by the Advisor,  who  may be or become an employee of the Funds and paid by the Funds  shall be  deemed, when  acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds and not as an employee or agent of the Advisor.

14. Indemnification.

      (a) The Trust will indemnify the Advisor and any Advisor Affiliate, and each of their partners, members, directors, officers, and employees and  any  of  their  affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each  an  "Indemnified Person") against any and all costs, losses, claims, damages, or liabilities, joint  or  several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect  of any Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the  Indemnified  Person's reckless  disregard  of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause  to  believe  its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following:
(i) a final decision on the merits by a court or other  body  before  whom  the  proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination  is based  upon a review of the facts and reached  by (A) the  vote of a majority of the Trust's trustees who are not parties to the proceeding or (B) legal counsel selected  by  a vote of a majority  of the Board,  further provided  that  such counsel's  determination be written and provided to the Board. The Trust shall advance  to  an  Indemnified  Person reasonable attorneys' fees and other costs and expenses incurred with respect to the Trust in connection with defense of any action or proceeding arising out of such performance or non- performance.  The Advisor agrees, and each other Indemnified  Person will  be required to agree  as a condition to any such advance from the Trust, that if one of the foregoing parties  receives  any such advance, the party will reimburse the Trust for such fees, costs,  and  expenses  to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive  of  or affect  any other rights to which any person may be entitled by contract or otherwise under     law.

      (b) Notwithstanding any of the foregoing, the  provisions  of  this  paragraph  14 shall not be construed so as to relieve the Indemnified Person of,  or  provide  indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good  faith) to the extent  (but only  to the extent) that such liability may not be waived,  limited,  or modified  under  applicable  law  or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph  to the fullest  extent permitted  by  law. The  provisions of this paragraph shall survive the termination or cancellation of this Agreement.

       15. Term  of Agreement;  Termination.   This  Agreement  shall  continue  with  respect to each Fund for a period of two years from the commencement date for each Fund specified on Exhibit A,  and  thereafter  shall  continue  automatically  for  successive  annual periods, provided such continuance is specifically approved at least annually by: (1) the Board or (2) a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not (i) parties to this Agreement  or (ii) "interested persons" (as defined in the  1940 Act) of any  party  to  this Agreement, by vote cast in person (to the extent required by the  1940 Act) at a meeting called for the purpose of voting on such approval. This Agreement may nevertheless  be terminated  at any time  without  penalty,  on  60 days' written  notice,  by the  Board, by  vote  of holders  of a majority of  the  outstanding  voting  securities  of  a  Fund,  or by  the Advisor. Any notice to a Fund or the Advisor shall be deemed given when received by the addressee.

       16. Assignment. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged  by either party  hereto,  except as permitted  under  the  1940 Act or rules and regulations adopted thereunder. This Agreement shall automatically be terminated  in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Advisor's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Advisor's business shall not be deemed to be an assignment for the purposes of this Agreement.

       17. Amendment. This Agreement may be amended only by the written  agreement of the parties whose rights are affected by the amendment. Any amendment shall be required to be approved by the Board and by a majority of its independent Trustees in accordance with the provisions of Section 15(c) of the 1940 Act and the rules and regulations adopted thereunder. If required by the 1940 Act, any material amendment also shall also be required to be approved by such vote of Shareholders of a Fund as required by the 1940 Act and the rules thereunder.
       3.
       18. Conflicts   of  Laws.    This  Agreement  shall  be  construed  in  accordance with  the laws of the State of Delaware,  without  giving  effect  to the  conflicts  of  laws principles thereof, provided, however,  that  nothing  herein  shall  be  construed  as being  inconsistent with  the 1940 Act. As used  herein,  the terms  "interested  person,"  "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

       19. Management   of   Subsidiaries.    If the  Board  determines  that  it  is  in    the  best interests of a Fund and  its  Shareholders  to  carry  on  all  or part  of the  business  of  the  Funds through one or more subsidiaries, the Board may cause the substantive terms of this Agreement to apply to the management of any such subsidiary or subsidiaries.

      20. Fund  Obligations   and Shareholder  Liability.   The Advisor  is hereby  expressly put on notice of the limitation of shareholder liability as set forth in the  Trust's Declaration of Trust and agrees that obligations assumed  by  the  Trust  pursuant  to  this  Agreement shall be limited in all  cases to the  Trust  and  its assets.  The Advisor  further  agrees  that  it shall not  seek satisfaction  of any  such  obligation  from  the  shareholders  or  any  individual shareholder of the Trust, any Fund, nor from the Trustees or any individual  Trustee  of the Trust. This Agreement is made by the Trust and executed  on  behalf  of  the  Trust  by  an  officer of the Trust, and the obligations created  hereby  are not  binding  on any  of the Shareholders, Trustees, employees, or agents, whether past, present, or future, of the Trust individually, but bind only the assets and property of the Trust.

      21. Entire    Agreement.       This   Agreement    embodies   the   entire    agreement   and understanding   between   the    parties    hereto,    and    supersedes    all    prior amendments    and understandings relating to the subject matter hereof.

      22. Notices. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust  (attn:  Secretary)  or  the Advisor (attn: President)  (or to such other address or contact  as shall  be designated  by the  Trust or the Advisor in a written notice to the other party) in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph 22.

      23. Force Maieure. The Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood,  catastrophe,  acts  of  God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

      24. Severability.  If any provision  of this Agreement  shall be held or made invalid  by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement  shall  be  deemed  to  be  severable. This Agreement shall be binding upon  and  shall  inure to the benefit  of the  parties  hereto  and their respective successors.
      3.
      25. Surviving   Terms.    The  provisions   of  paragraphs   3,  13,  14,  20,  and   23  shall survive any termination of this Agreement.

      26. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      27. Headings. The headings in this Agreement are included for convenience  of reference only and in no way define or delimit any of the provisions  hereof  or otherwise  affect their construction or effect.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement  to be  executed by their officers designated  below as of the day and year first above    written.

Steben Alternative  Investment Funds

By: /s/ Kenneth E. Steben
Name: Kenneth E. Steben
Title: Chief Executive Officer

By: /s/ Kenneth E. Steben
Name: Kenneth E. Steben
Title: President  and Chief Executive  Officer